POLYMET MINING CORP.

PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT (CANADA)

INSTRUCTIONS TO PURCHASER

1.	All purchasers complete all the information in the boxes on page and sign where indicated with an “X”.

2.
 If you are an “accredited investor”, then complete Schedule “A”, the “Accredited Investor Questionnaire” that starts on page . The purpose of the questionnaire is to determine whether you meet the standards for participation in a private placement under National Instrument 45-106.

3.
If you are a portfolio manager or you are not an individual (that is, the Purchaser is a corporation, partnership, trust or entity other than an individual), then complete and sign the “Corporate Placee Registration Form” (Form 4C) that starts on page 10.

4.
On or before the end of the fifth business day before the Closing Date as defined under the Terms, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser, by wire transfer, certified funds or bank drafts as follows:

(i)	Cheques and bank drafts to be made payable to: PolyMet Mining Corp.

(ii)	Wire transfers to be forwarded to:

Account name:	PolyMet Mining Corp.

Bank:	Royal Bank of Canada
6400 No. 3 Road,
Richmond, B.C.,
V6Y 2C2

Transit #:	4800

Account#:	1054451

Swift Code:	ROYCCAT 2

ABA#:	021 0000021

ALL SUBSCRIPTION AGREEMENTS, APPLICABLE, SCHEDULES, REQUIRED FORMS AND PAYMENTS TO BE FORWARDED TO:

POLYMET MINING CORP.
2350 - 1177 WEST HASTINGS STREET
VANCOUVER, BRITISH COLUMBIA, CANADA V6E 2K3

This is page of 22 pages of a subscription agreement and related appendixes, schedules and forms. Collectively, these pages together are referred to as the “Subscription Agreement”.

UNIT NON-BROKERED PRIVATE PLACEMENT SUBSCRIPTION AGREEMENT

TO:	PolyMet Mining Corp. (the “Issuer”), of Suite 2350 - 1177 West Hastings Street, Vancouver, British Columbia, V6E 2K3

Subject and pursuant to the terms set out in the Terms on pages to , the General Provisions on pages 17 to 22 and the other schedules and appendixes attached which are hereby incorporated by reference, the Purchaser hereby irrevocably subscribes for, and on Closing will purchase from the Issuer, the following securities at the following price:

__________________________ Units

$1.40 per Unit for a total purchase price of $ ___________________________________________________________

The Purchaser owns, directly or indirectly, the following securities of the Issuer:
_________________________________________________________________________________
[Check if applicable]The Purchaser is ☐ an insider of the Issuer

The Purchaser directs the Issuer to issue, register and deliver the certificates representing the Purchased Securities as follows:

REGISTRATION INSTRUCTIONS	DELIVERY INSTRUCTIONS

Name to appear on certificate	Name and account reference, if applicable

Account reference if applicable	Contact name

Address	Address

Telephone Number

EXECUTED by the Purchaser this _______ day of _____________, 2005. By executing this Subscription Agreement, the Purchaser certifies that the Purchaser and any beneficial purchaser for whom the Purchaser is acting is resident in the jurisdiction shown as the “Address of Purchaser”.

WITNESS:	EXECUTION BY PURCHASER:
X
Signature of Witness	Signature of individual (if Purchaser is an individual)
X
Name of Witness	Authorized signatory (if Purchaser is not an individual)

Address of Witness	Name of Purchaser (please print)

Name of authorized signatory (please print)
Accepted this _____ day of ____________, 2005
POLYMET MINING CORP..	Address of Purchaser (residence)
Per:
Telephone Number
Authorized signatory
E-mail address

By signing this acceptance, the Issuer agrees to be bound by the Terms on pages to , the General Provisions on pages 17 to 22, and the other schedules and appendixes incorporated by reference.

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TERMS

Reference date of this Subscription Agreement	September 21, 2005 (the “Agreement Date”)

The Offering

The Issuer	POLYMET MINING CORP. (the “Issuer”)

Offering	The offering consists of up to an aggregate of 4,000,000 units of the Issuer (the “Units”).

Purchased Securities
The “Purchased Securities” are Units. Each Unit consists of one previously unissued common share, as presently constituted (a “Share”) and one-half of one non-transferable share purchase warrant (a “Warrant”) of the Issuer. One whole Warrant will entitle the holder, on exercise, to purchase one additional common share of the Issuer (a “Warrant Share”) at a price of $2.00 per Warrant Share at any time until the close of business on the day which is 18 months from the date of Closing, provided that if the closing price of the Issuer’s shares as traded on the TSX Venture Exchange (the “Exchange”) is at or exceeds $2.50 per share for 20 consecutive trading days, the Issuer has the right to accelerate the expiry date of the Warrants upon 30 days notice to holders thereof.

Total amount	Up to $ __________________

Price	$1.40 per Unit

Warrants
The Warrants will be issued and registered in the name of the purchasers.

The certificates representing the Warrants will, among other things, include provisions for the appropriate adjustment in the class, number and price of the Warrant Shares issued upon exercise of the Warrants upon the occurrence of certain events, including any subdivision, consolidation or reclassification of the Issuer’s common shares, the payment of stock dividends and the amalgamation of the Issuer.

The issue of the Warrants will not restrict or prevent the Issuer from obtaining any other financing, or from issuing additional securities or rights, during the period within which the Warrants may be exercised.

Use of Proceeds	The proceeds of the placement will be utilized to advance the technical program on the NorthMet Project and to provide working capital.

Selling Jurisdictions
The Units may be sold in British Columbia, Alberta, Ontario and in certain jurisdictions outside Canada as solely determined by the Company in accordance with available exemptions (the “Selling Jurisdictions”).

Exemptions	The offering will be made in Canada in accordance with the following exemption from the prospectus requirements:

(a)	the “accredited investor” exemption (section 2.3(2) of National Instrument 45-106).

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Resale restrictions and legends
Pursuant to Multilateral Instrument 45-102, the Purchased Securities will be subject to a four month hold period that starts to run on Closing.

The Purchaser acknowledges that the certificates representing the Purchased Securities will bear the following legends:

“Unless permitted under securities legislation, the holder of the securities shall not trade the securities before [date that is four months and a day after the Closing.]”

“Without prior written approval of the TSX Venture Exchange and compliance with all applicable securities legislation, the securities represented by this certificate may not be sold, transferred, hypothecated or otherwise traded on or through the facilities of the TSX Venture Exchange or otherwise in Canada or to or for the benefit of a Canadian resident until [date that is four months and a day after the Closing].”

Purchasers are advised to consult with their own legal counsel or advisors to determine the resale restrictions that may be applicable to them.

Closing Date	Payment for, and delivery of, the Units is scheduled to occur 48 hours after TSX Venture Exchange acceptance of the placement for filing (the “Closing Date”).
Additional definitions
In the Subscription Agreement, the following words have the following meanings unless otherwise indicated:

(a)     “Purchased Securities” means the Units purchased under this Subscription Agreement;

(b)       “Securities” means the Shares, the Warrants and the Warrant Shares;

(c)       “Warrants” includes the certificates representing the Warrants.

The Issuer

Jurisdiction of organization	The Issuer is incorporated under the laws of British Columbia.

Stock exchange listings	Shares of the Issuer are listed on the TSX Venture Exchange (the “Exchange”).

“Securities Legislation Applicable to the Issuer”
The “Securities Legislation Applicable to the Issuer” is the Securities Act (British Columbia), the Securities Act (Alberta) and the Securities Act Ontario. The “Commissions with Jurisdiction over the Issuer” are the British Columbia Securities Commission, the Alberta Securities Commission and the Ontario Securities Commission.

END OF TERMS

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SCHEDULE “A”

Accredited Investor Questionnaire

(Capitalized terms not specifically defined in this Questionnaire have the meaning ascribed to them in the Subscription Agreement to which this Questionnaire is attached.)

In connection with the execution of the Subscription Agreement to which this Questionnaire is attached, the undersigned (the “Purchaser”) represents and warrants to the Issuer that the Purchaser satisfies one or more of the categories indicated below (please place an “X” on the appropriate lines):

____ Category 1	a Canadian financial institution, or an authorized foreign bank listed in Schedule III of the Bank Act (Canada)

____ Category 2	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada)

____ Category 3
a subsidiary of any person or company referred to in Categories 1 or 2, if the person or company owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary

____ Category 4
a person or company registered under the securities legislation of a jurisdiction of Canada, as an adviser or dealer, other than a person registered solely as a limited market dealer under one or both of the Securities Act (Ontario) or the Securities Act (Newfoundland and Labrador)

____ Category 5	an individual registered or formerly registered under the securities legislation of a jurisdiction of Canada, as a representative of a person or company referred to in Category 4

____ Category 6	the Government of Canada or a jurisdiction of Canada, or any crown corporation, agency or wholly owned entity of the government of Canada or a jurisdiction of Canada

____ Category 7
a municipality, public board or commission in Canada and a metropolitan community, school board, the Comite de gestion de la taxe scolaire de L’ile de Montreal or an intermunicipal management board in Quebec

____ Category 8	any national, federal, state, provincial, territorial or municipal government of or in any foreign jurisdiction, or any agency of that government

____ Category 9	a pension fund that is regulated by either the Office of the Superintendent of Financial Institutions (Canada) or a pension commission or similar regulatory authority of a jurisdiction of Canada

____ Category 10
an individual who, either alone or with a spouse, beneficially owns, directly or indirectly, financial assets having an aggregate realizable value that before taxes, but net of any related liabilities, exceeds $1,000,000

____ Category 11
an individual whose net income before taxes exceeded $200,000 in each of the two most recent calendar years or whose net income before taxes combined with that of a spouse exceeded $300,000 in each of the two most recent calendar years and who, in either case, reasonably expects to exceed that net income level in the current calendar year

____ Category 12	a person, other than an individual or investment fund, that, has net assets of at least $5,000,000 as shown on its most recently prepared financial statements

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____ Category 13	an investment fund that distributes or has distributed its securities only to:

(a)	a person that is or was an accredited investor at the time of the distribution;

(b)	a person that acquires or acquired securities in the circumstances referred to in sections 2.10 [Minimum Amount Investment], and 2.19 [Additional Investment in Mutual Funds], or

(c)	a person described in paragraph (i) or (ii) that acquires or acquired securities under section 2.18 [Investment Fund Reinvestment]

____ Category 14
an investment fund that distributes or has distributed securities under a prospectus in a jurisdiction of Canada for which the regulator or, in the case of Quebec, the securities regulatory authority, has issued a receipt

____ Category 15
a trust company or trust corporation registered or authorized to carry on business under the Trust and Loan Companies Act (Canada) or under comparable legislation in a jurisdiction of Canada or a foreign jurisdiction, acting on behalf of a fully managed account managed by the trust company or trust corporation, as the case may be

____ Category 16	a person acting on behalf of a fully managed account managed by that person, if that person:

(a)	is registered or authorized to carry on business as an adviser or the equivalent under the securities legislation of a jurisdiction of Canada or a foreign jurisdiction, and

(b)	in Ontario, is purchasing a security that is not a security of an investment fund;

____ Category 17
a registered charity under the Income Tax Act (Canada) that, in regard to the trade, has obtained advice from an eligibility adviser or an adviser registered under the securities legislation of the jurisdiction of the registered charity to give advice on the securities being traded

____ Category 18	an entity organized in a foreign jurisdiction that is analogous to any of the entities referred to in Categories 1 through 4 and Category 9 in form and function, or

____ Category 19
a person in respect of which all of the owners of interests, direct or indirect or beneficial, except the voting securities required by law to be owned by directors, are persons or companies that are accredited investors

____ Category 20	an investment fund that is advised by a person registered as an adviser or a person that is exempt from registration as an adviser, or

____ Category 21
a person that is recognized or designated by the securities regulatory authority or, except in Ontario and Quebec, the regulator as:

(a)  an accredited investor, or

(b)  an exempt purchaser in Alberta or British Columbia.

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The statements made in this Questionnaire are true and accurate to the best of my information and belief and the Purchaser will promptly notify the Issuer of any changes in the answers.

Dated _______________ 2005.

X
Signature of individual (if Purchaser is an individual)

X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)
For the purposes hereof:

(a)	"financial assets " means cash, securities and a contract of insurance, a deposit or an evidence of a deposit that is not a security for the purposes of securities legislation;

(b)	"related liabilities" means:

(i)	liabilities incurred or assumed for the purpose of financing the acquisition or ownership of financial assets; or

(ii)	liabilities that are secured by financial assets.

4C
CORPORATE PLACEE REGISTRATION FORM

Where subscribers to a Private Placement are not individuals, the following information about the placee must be provided. This Form will remain on file with the Exchange. The corporation, trust, portfolio manager or other entity (the “Placee”) need only file it on one time basis, and it will be referenced for all subsequent Private Placements in which it participates. If any of the information provided in this Form changes, the Placee must notify the Exchange prior to participating in further placements with Exchange listed companies. If as a result of the Private Placement, the Placee becomes an Insider of the Issuer, Insiders of the Placee are reminded that they must file a Personal Information Form (2A) or, if applicable, Declarations, with the Exchange.

1.	Placee Information:

(a)	Name: _______________________________________________________________________

(b)	Complete Address: _____________________________________________________________

(c)	Jurisdiction of Incorporation or Creation: ____________________________________________

2.	Portfolio Manager

(a)	Is the Placee purchasing securities as a portfolio manager (Yes/No)?_______________________

(b)	Is the Placee carrying on business as a portfolio manager outside of Canada (Yes/No)? ________

3.	If the answer to 2(b) above was “Yes”, the undersigned certifies that:

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(a)
It is purchasing securities of an Issuer on behalf of managed accounts for which it is making the investment decision to purchase the securities and has full discretion to purchase or sell securities for such accounts without requiring the client’s express consent to a transaction;

(b)
it carries on the business of managing the investment portfolios of clients through discretionary authority granted by those clients (a “portfolio manager” business) in ____________________ [jurisdiction], and it is permitted by law to carry on a portfolio manager business in that jurisdiction;

(c)	it was not created solely or primarily for the purpose of purchasing securities of the Issuer;

(d)	the total asset value of the investment portfolios it manages on behalf of clients is not less than $20,000,000; and

(e)
it has no reasonable grounds to believe, that any of the directors, senior officers and other insiders of the Issuer, and the persons that carry on investor relations activities for the Issuer has a beneficial interest in any of the managed accounts for which it is purchasing

4.	If the answer to 2(a). above was “No”, please provide the names and addresses of control persons of the Placee:

Name	City	Province or State	Country

The undersigned acknowledges that it is bound by the provisions of applicable Securities Law, including provisions concerning the filing of insider reports and reports of acquisitions (See for example, sections 87 and 111 of the Securities Act (British Columbia) and sections 176 and 182 of the Securities Act (Alberta).

Acknowledgement - Personal Information

“Personal Information” means information about an identifiable individual, and includes information contained in sections 1, 2 and 4, as applicable, of this Form.

The undersigned hereby acknowledges and agrees that it has obtained the express written consent of each individual to:

(a)	the disclosure of Personal Information by the undersigned to the Exchange (as defined in Appendix 6B) pursuant to this Form; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described in Appendix 6B or as otherwise identified by the Exchange, from time to time.

Dated at ____________________________________ on _______________________, 2005.

X
Signature of individual (if Purchaser is an individual)

X
Authorized signatory (if Purchaser is not an individual)

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Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

THIS IS NOT A PUBLIC DOCUMENT

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GENERAL PROVISIONS

1. DEFINITIONS

1.1 In the Subscription Agreement (including the first (cover) page, the Terms on pages to , the General Provisions on pages 17 to 22 and the other schedules and appendixes incorporated by reference), the following words have the following meanings unless otherwise indicated:

(a)
“Applicable Legislation” means the Securities Legislation Applicable to the Issuer (as defined on page ) and all legislation incorporated in the definition of this term in other parts of the Subscription Agreement, together with the regulations and rules made and promulgated under that legislation and all administrative policy statements, blanket orders and rulings, notices and other administrative directions issued by the Commissions;

(b)	“Closing” means the completion of the sale and purchase of the Purchased Securities;

(c)	“Closing Date” has the meaning assigned in the Terms;

(d)
“Commissions” means the Commissions with Jurisdiction over the Issuer (as defined on page ) and the securities commissions incorporated in the definition of this term in other parts of the Subscription Agreement;

(e)	“Exchange” has the meaning assigned in the Terms;

(f)	“Final Closing” means the last closing under the Private Placement;

(g)	“General Provisions” means those portions of the Subscription Agreement headed “General Provisions” and contained on pages 17 to 22,

(h)	“Private Placement” means the offering of the Purchased Securities on the terms and conditions of this Subscription Agreement;

(i)	“Purchased Securities” has the meaning assigned in the Terms;

(j)	“Regulatory Authorities” means the Commissions and the Exchange;

(k)	“Securities” has the meaning assigned in the Terms;

(l)	“Subscription Agreement” means the first (cover) page, the Terms on pages to , the General Provisions 17 to 22, and the other schedules and appendixes incorporated by reference; and

(m)	“Terms” means those portions of the Subscription Agreement headed “Terms” and contained on pages to .

1.2 In the Subscription Agreement, unless otherwise specified, all references to dollar amounts are to Canadian dollars.

1.3 In the Subscription Agreement, other words and phrases that are capitalized have the meaning assigned in the Subscription Agreement.

2. REPRESENTATIONS AND WARRANTIES OF PURCHASER

2.1 Acknowledgements concerning offering

The Purchaser acknowledges that:

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(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Securities;

(b)	there is no government or other insurance covering the Securities;

(c)	there are risks associated with the purchase of the Securities;

(d)
there are restrictions on the Purchaser’s ability to resell the Securities and it is the responsibility of the Purchaser to find out what those restrictions are and to comply with them before selling the Securities;

(e)
the Issuer has advised the Purchaser that the Issuer is relying on an exemption from the requirements to provide the Purchaser with a prospectus and to sell securities through a person registered to sell securities under the Applicable Legislation and, as a consequence of acquiring securities pursuant to this exemption, certain protections, rights and remedies provided by the Applicable Legislation, including statutory rights of rescission or damages, will not be available to the Purchaser;

(f)
no prospectus has been filed by the Issuer with the Commissions in connection with the issuance of the Purchased Securities, the issuance is exempted from the prospectus and registration requirements of the Applicable Legislation and:

(i)	the Purchaser is restricted from using most of the civil remedies available under the Applicable Legislation;

(ii)	the Purchaser may not receive information that would otherwise be required to be provided to the Purchaser under the Applicable Legislation; and

(iii)	the Issuer is relieved from certain obligations that would otherwise apply under the Applicable Legislation;

2.2 Representations by all purchasers

The Purchaser represents and warrants to the Issuer that, as at the Agreement Date and at the Closing:

(a)	to the best of the Purchaser’s knowledge, the Securities were not advertised;

(b)	no person has made to the Purchaser any written or oral representations:

(i)	that any person will resell or repurchase the Securities;

(ii)	that any person will refund the purchase price of the Purchased Securities;

(iii)	as to the future price or value of any of the Securities; or

(iv)
that any of the Securities will be listed and posted for trading on a stock exchange or that application has been made to list and post any of the Securities for trading on any stock exchange other than the Shares and Warrant Shares on the Exchange;

(c)	the Purchaser is at arm’s length (as that term is customarily defined) with the Issuer;

(d)
the Purchaser (or others for whom it is contracting hereunder) has been advised to consult its own legal and tax advisors with respect to applicable resale restrictions and tax considerations, and it (or others for whom it is contracting hereunder) is solely responsible for compliance with applicable resale restrictions and applicable tax legislation;

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(e)
the Purchaser has no knowledge of a “material fact” or “material change” (as those terms are defined in the Applicable Legislation) in the affairs of the Issuer that has not been generally disclosed to the public, except knowledge of this particular transaction;

(f)
the offer made by this subscription is irrevocable (subject to the Purchaser’s right to withdraw the subscription and to terminate the obligations as set out in this Subscription Agreement) and requires acceptance by the Issuer and approval of the Exchange;

(g)
the Purchaser has the legal capacity and competence to enter into and execute this Subscription Agreement and to take all actions required pursuant to the Subscription Agreement and, if the Purchaser is a corporation, it is duly incorporated and validly subsisting under the laws of its jurisdiction of incorporation and all necessary approvals by its directors, shareholders and others have been given to authorize execution of this Subscription Agreement on behalf of the Purchaser;

(h)
the entering into of this Subscription Agreement and the transactions contemplated hereby will not result in the violation of any of the terms and provisions of any law applicable to, or the constating documents of, the Purchaser or of any agreement, written or oral, to which the Purchaser may be a party or by which the Purchaser is or may be bound;

(i)	this Subscription Agreement has been duly executed and delivered by the Purchaser and constitutes a legal, valid and binding agreement of the Purchaser enforceable against the Purchaser;

(j)
the Purchaser has been independently advised as to the applicable hold period imposed in respect of the Securities by securities legislation in the jurisdiction in which the Purchaser resides and confirms that no representation has been made respecting the applicable hold periods for the Securities and is aware of the risks and other characteristics of the Securities and of the fact that the Purchaser may not be able to resell the Securities except in accordance with the applicable securities legislation and regulatory policies;

(k)
the Purchaser is capable of assessing the proposed investment as a result of the Purchaser’s financial and business experience or as a result of advice received from a registered person other than the Issuer or any affiliates of the Issuer;

(l)
if required by applicable securities legislation, policy or order or by any securities commission, stock exchange or other regulatory authority, the Purchaser will execute, deliver, file and otherwise assist the Issuer in filing, such reports, undertakings and other documents with respect to the issue of the Securities as may be required; and

(m)	the Purchaser acknowledges that certain persons may receive a commission from the Issuer in connection with this Private Placement.

(n)
the Purchaser is not a “control person” of the Issuer as defined in the Applicable Legislation, will not become a “control person” by virtue of this purchase of any of the Securities, and does not intend to act in concert with any other person to form a control group of the Issuer;

(o)	the offer was not made to the Purchaser when he was in the United States and at the time the Purchaser’s buy order was made, the Purchaser was outside the United States;

(p)	the Purchaser is not a U.S. Person; and

(q)	the Purchaser is not and will not be purchasing Units for the account or benefit of any U.S. Person.

2.3 Reliance, indemnity and notification of changes

The representations and warranties in the Subscription Agreement (including the first (cover) page, the Terms on pages 1 to 2, the General Provisions on pages 15 to 17, and the other schedules and appendixes incorporated by reference) are made by the Purchaser with the intent that they be relied upon by the Issuer in determining its suitability as a purchaser of Purchased Securities, and the Purchaser hereby agrees to indemnify the Issuer against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur as a result of reliance thereon. The Purchaser undertakes to notify the Issuer immediately of any change in any representation, warranty or other information relating to the Purchaser set forth in the Subscription Agreement (including the first (cover) page, the Terms on pages 1 to 2, the General Provisions on pages 15 to 17, and the other schedules and appendixes incorporated by reference) which takes place prior to the Closing.

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2.4 Survival of representations and warranties

The representations and warranties contained in this Section will survive the Closing.

3. REPRESENTATIONS AND WARRANTIES OF THE ISSUER

3.1 The Issuer warrants and represents that:

(a)
the Issuer and its material subsidiaries, if any, are valid and subsisting corporations duly incorporated and in good standing under the laws of the jurisdictions in which they are incorporated, continued or amalgamated;

(b)
the Issuer and its material subsidiaries, if any, are duly registered and licensed to carry on business or own property in the jurisdictions in which they carry on business or own property where so required by the laws of that jurisdiction;

(c)	the Issuer is authorized to issue unlimited common shares of which 84,396,206 were issued as fully paid and non-assessable as of September 15, 2005;

(d)	the Issuer will reserve or set aside sufficient common shares in its treasury to issue the Shares, and Warrant Shares,

(e)
the issue and sale of the Securities by the Issuer does not and will not conflict with, and does not and will not result in a breach of, any of the terms of its incorporating documents or any agreement or instrument to which the Issuer is a party;

(f)
neither the Issuer or its subsidiaries, if any, is a party to any actions, suits or proceedings which could materially affect its business or financial condition, and no such actions, suits or proceedings are contemplated or have been threatened;

(g)
there are no judgments against the Issuer or any of its subsidiaries, if any, which are unsatisfied, nor are there any consent decrees or injunctions to which the Issuer or any of its subsidiaries, if any, is subject;

(h)	this Agreement has been duly authorized by all necessary corporate action on the part of the Issuer

(i)
the common shares of the Issuer are listed for trading on the Exchange and no order ceasing, halting or suspending trading in securities of the Issuer or prohibiting the sale of such securities has been issued to and is outstanding against the Issuer or its directors, officers or promoters or against any other companies that have common directors, officers or promoters and no investigations or proceedings for such purposes are pending or threatened;

4. CLOSING

4.1 The Purchaser acknowledges that, although Purchased Securities may be issued to other purchasers under the Private Placement concurrently with the Closing, there may be other sales of Purchased Securities under the Private Placement, some or all of which may close before or after the Closing. The Purchaser further acknowledges that there is a risk that insufficient funds may be raised on the Closing to fund the Issuer’s objectives, and that further closings may not take place after the Closing.

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4.2 On or before the end of the fifth business day before the Closing Date, the Purchaser will deliver to the Issuer the Subscription Agreement and all applicable schedules and required forms, duly executed, and payment in full for the total price of the Purchased Securities to be purchased by the Purchaser, by wire transfer, certified funds or bank drafts.

4.3 The Purchaser’s obligation to complete the purchase and sale of the Purchased Securities shall be subject to the following conditions:

(a)
the representations and warranties made by the Issuer in this Subscription Agreement shall be true and correct as of the Closing Date (except for representations and warranties that speak as of a specific date) and the covenants of the Issuer shall have been performed, satisfied and complied with, where applicable, on or before the Closing Date;

(b)	the Issuer shall have delivered to the Purchaser, or to the direction of the Purchaser, the following items:

(i)	a copy of this Subscription Agreement duly executed by the Issuer.

5. MISCELLANEOUS

5.1 The Purchaser agrees to sell, assign or transfer the Securities only in accordance with the requirements of applicable securities laws and any legends placed on the Securities as contemplated by the Subscription Agreement.

5.2 The Purchaser hereby authorizes the Issuer to correct any errors in, or complete any minor information missing from any part of the Subscription Agreement and any other schedules, forms, certificates or documents executed by the Purchaser and delivered to the Issuer in connection with the Private Placement.

5.3 The Issuer may rely on delivery by fax machine of an executed copy of this subscription, and acceptance by the Issuer of such faxed copy will be equally effective to create a valid and binding agreement between the Purchaser and the Issuer in accordance with the terms of the Subscription Agreement.

5.4 Without limitation, this subscription and the transactions contemplated by this Subscription Agreement are conditional upon and subject to the Issuer’s having obtained such regulatory approval of this subscription and the transactions contemplated by this Subscription Agreement as the Issuer considers necessary.

5.5 This Subscription Agreement is not assignable or transferable by the parties hereto without the express written consent of the other party to this Subscription Agreement.

5.6 Time is of the essence of this Subscription Agreement and will be calculated in accordance with the provisions of the Interpretation Act (British Columbia).

5.7 Except as expressly provided in this Subscription Agreement and in the agreements, instruments and other documents contemplated or provided for in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Securities and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Issuer or by anyone else.

5.8 The parties to this Subscription Agreement may amend this Subscription Agreement only in writing.

5.9 This Subscription Agreement enures to the benefit of and is binding upon the parties to this Subscription Agreement and their successors and permitted assigns.

5.10 A party to this Subscription Agreement will give all notices to or other written communications with the other party to this Subscription Agreement concerning this Subscription Agreement by hand or by registered mail addressed to the address given on page 1.

5.11 This Subscription Agreement is to be read with all changes in gender or number as required by the context.

Subscription Agreement (with related appendixes, schedules and forms)	Page 14 of 15 pages

5.12 This Subscription Agreement will be governed by and construed in accordance with the internal laws of British Columbia (without reference to its rules governing the choice or conflict of laws), and the parties hereto irrevocably attorn and submit to the exclusive jurisdiction of the courts of British Columbia with respect to any dispute related to this Subscription Agreement.

Subscription Agreement (with related appendixes, schedules and forms)	Page 15 of 15 pages

Acknowledgement - Personal Information

“Personal Information” means any information about an identifiable individual, and includes information provided by the Purchaser on the cover page and in the forms, schedules and appendices forming part of the Subscription Agreement.

The undersigned Purchaser provides its written consent to:

(a)	the disclosure of Personal Information by the Issuer to the Exchange (as defined below) and to any applicable securities regulatory authorities; and

(b)	the collection, use and disclosure of Personal Information by the Exchange for the purposes described below or as otherwise identified by the Exchange, from time to time.

Dated at ____________________________________ on _______________________, 2005.

X
Signature of individual (if Purchaser is an individual)

X
Authorized signatory (if Purchaser is not an individual)

Name of Purchaser (please print)

Name of authorized signatory (please print)

Official capacity of authorized signatory (please print)

TSX Venture Exchange Inc. and its affiliates, authorized agents, subsidiaries and divisions, including the TSX Venture Exchange (collectively referred to as “the Exchange”) collect Personal Information in certain Forms that are submitted by the individual and/or by an Issuer or Applicant and use it for the following purposes:

(a)	to conduct background checks;
(b)	to verify the Personal Information that has been provided about each individual;
(c)	to consider the suitability of the individual to act as an officer, director, insider, promoter, investor relations provider or, as applicable, an employee or consultant, of the Issuer or Applicant;
(d)	to consider the eligibility of the Issuer or Applicant to list on the Exchange;
(e)	to provide disclosure to market participants as to the security holdings of directors, officers, other insiders and promoters of the Issuer, or its associates or affiliates;
(f)	to conduct enforcement proceedings; and
(g)
to perform other investigations as required by and to ensure compliance with all applicable rules, policies, rulings and regulations of the Exchange, securities legislation and other legal and regulatory requirements governing the conduct and protection of the public markets in Canada.

As part of this process, the Exchange also collects additional Personal Information from other sources, including but not limited to, securities regulatory authorities in Canada or elsewhere, investigative, law enforcement or self-regulatory organizations, regulations services providers and each of their subsidiaries, affiliates, regulators and authorized agents, to ensure that the purposes set out above can be accomplished.

The Personal Information the Exchange collects may also be disclosed:

(a)	to the agencies and organizations in the preceding paragraph, or as otherwise permitted or required by law, and they may use it in their own investigations for the purposes described above; and
(b)	on the Exchange’s website or through printed materials published by or pursuant to the directions of the Exchange.

The Exchange may from time to time use third parties to process information and/or provide other administrative services. In this regard, the Exchange may share the information with such third party service providers.

END OF GENERAL PROVISIONS
END OF SUBSCRIPTION AGREEMENT